EXHIBIT 99.1

Contact:
Pat Conte/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL RECEIVES LENDER LIMITED WAIVER AND
EXTENSION OF CREDIT FACILITY

Lake Success, NY, September 26, 2016 - The Hain Celestial Group, Inc. (Nasdaq: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today announced it has received a limited waiver and extension of certain obligation under its unsecured credit facility from its lenders regarding the delivery of its fiscal year 2016 financial statements and, if necessary, its first quarter fiscal year 2017 financial statements until December 27, 2016. This will allow Hain Celestial to be compliant with its borrowing obligations while the Company works to complete the filing of its Annual Report on Form 10-K for its fiscal year ended June 30, 2016. The unsecured $1 billion senior credit facility is scheduled to mature in December 2019 and may be increased by an additional $350 million provided certain conditions are met.

“We are pleased to receive the support of our bank group led by Bank of America Merrill Lynch and Wells Fargo in securing this waiver and extension,” commented Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Our lenders allow us to maintain the operating flexibility for a solid financial platform with working capital and acquisition capital to support our strategic growth initiatives.”

As of June 30, 2016, there were $828 million in borrowings under the credit agreement, which included the Company utilizing its revolving credit facility to redeem its $150 million of senior notes as well as the $114 million acquisition of Orchard House Foods in December, 2015. The $828 million compares to $660 million of revolving credit and $150 million in senior notes in the prior year period. The Company had $128 million in cash from its worldwide operations at June 30, 2016.

The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Happy®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the Company’s expectations relating to the filing of the Form 10-K, the expected timing of its earnings release and conference call and the results of the ongoing review. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include a material delay in the Company’s financial reporting, the possibility that one or more material weaknesses in the Company’s internal control over financial reporting may be identified in connection with the ongoing review, the possibility that the ongoing review may identify errors, which may be material, in the Company’s revenue recognition accounting, whether investors should no longer rely upon previously issued financial statements, and the risk that the Company may need to restate its financial statements. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

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